                                                                     EXHIBIT 5.1


May 8, 2000




Antra Holdings Group, Inc.
1515 Locust Street
Philadelphia, PA 19102

Re:  Registration Statement on Form SB-2 under the Securities Act of 1933

Ladies and Gentlemen:

         In our capacity as counsel to Antra holdings Group, Inc. (the "Company"), a Delaware corporation, we have been asked to render this opinion in connection with a Registration Statement on Form SB-2, being filed contemporaneously herewith by the Company with the Securities and Exchange Commission under the Securities Act of 1933, covering an aggregate of 10,166,665 shares (the "Shares") of Common Stock, $0.01 par value, which will be issuable upon the exercise of convertible notes and warrants.

         In connection with, and as the basis for, the opinion we render herein, we have examined the Certificate of Incorporation and the By-Laws of the Company, both as amended to date, the Registration Statement, corporate proceedings of the Company relating to the granting of warrants and issuing of convertible notes, and such other instruments and documents as we have deemed relevant under the circumstances.

         In making the aforesaid examinations, we have assumed the genuineness of all signatures and the conformity to original documents of all copies furnished us as original or photostatic copies. We have also assumed that the corporate records furnished to us by the Company include all corporate proceedings taken by the Company to date in connection with the granting of warrants and the issuing of convertible notes.

 Based upon and subject to the foregoing, we are of the opinion that:

         (1) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware.

         (2) The Shares, when duly issued upon the due, timely and proper exercise of warrants or conversion of convertible notes, in accordance with the respective terms thereof, will be duly and validly authorized and fully paid and non-assessable.

         We hereby consent to the use of our opinion as herein set forth as an exhibit to the Registration Statement and to the use of our name under the caption "Legal Matters" in the prospectus forming a part of the Registration Statement.

                 Very truly yours,

             PARKER DURYEE ROSOFF & HAFT, P.C.